Exhibit 99.1

FutureFuel Releases Second Quarter and Six-Month 2020 Results

FutureFuel Second Quarter Net Income of $15.2 Million

Reports Net Income of $15.2 Million or $0.35 per Diluted Share, and Adjusted EBITDA of $2.7 Million

CLAYTON, Mo., August 7, 2020 (GLOBE NEWSWIRE) -- FutureFuel Corp. (NYSE:FF) (“FutureFuel”), a manufacturer of custom and performance chemicals and biofuels, today announced financial results for the second quarter and the six months ended June 30, 2020.

Second quarter 2020 Financial Highlights (all comparisons are with the second quarter of 2019)

●	Revenues were $47.4 million, down 33.1% from $70.9 million
●	Adjusted EBITDA was $2.7 million, down 24.5% from $3.5 million
●	Net income increased to $15.2 million, or $0.35 per diluted share, from $3.7 million, or $0.08 per diluted share.

Six month 2020 Financial Highlights (all comparisons are with the first half of 2019)

●	Revenues were $100.5 million, down 15.8% from $119.4 million
●	Adjusted EBITDA was $12.8 million, up 43.7% from $8.9 million
●	Net income increased to $34.2 million, or $0.78 per diluted share, from $9.2 million, or $0.21 per diluted share.

“Our manufacturing operation has continued to perform well against the backdrop of the global COVID-19 pandemic in both our Chemical and Biofuels segments. The certainty of the Blenders’ Tax Credit has allowed us to operate our Biodiesel operation at full capacity, albeit in a lower margin environment given low energy prices. Results from the Chemicals segment of our business are also reflective of the challenges facing domestic markets, specifically in the agrochemical and energy sectors related to foreign competition and overall lower demand,” said Tom McKinlay, Chief Operating Officer for FutureFuel Corp.

2020 Cash Dividends

FutureFuel paid a regular quarterly cash dividend in the amount of $0.06 per share on our common stock in the second quarter of 2020. In addition to the normal quarterly cash dividend of $0.06 per share paid in the first quarter of 2020, we also declared a special cash dividend of $3.00 per share paid in April. The remaining quarterly dividends of $0.06 per share are expected to be paid in September and December.

Financial Overview and Key Operating Metrics

Financial and operating metrics, which include non-GAAP financial measures, include dollars in thousands, except per share amounts:

FutureFuel Corp.

Certain Financial and Operating Metrics

(Unaudited)

	Three Months Ended June 30,
			Dollar	%
	2020	2019	Change	Change
Revenue	$47,422	$70,864	$(23,442)	(33.1% )
(Loss) income from operations	$(1,139)	$1,185	$(2,324)	(196.2% )
Net income	$15,159	$3,687	$11,472	311.1%
Earnings per common share:
Basic	$0.35	$0.08	$0.27	337.5%
Diluted	$0.35	$0.08	$0.27	337.5%
Capital expenditures (net of customer reimbursements)	$563	$451	$112	24.8%
Adjusted EBITDA	$2,652	$3,514	$(862)	(24.5% )

	Six Months Ended June 30,
			Dollar	%
	2020	2019	Change	Change
Revenue	$100,504	$119,365	$(18,861)	(15.8% )
Income from operations	$12,840	$2,396	$10,444	435.9%
Net income	$34,202	$9,186	$25,016	272.3%
Earnings per common share:
Basic	$0.78	$0.21	$0.57	271.4%
Diluted	$0.78	$0.21	$0.57	271.4%
Capital expenditures (net of customer reimbursements)	$1,133	$874	$259	29.6%
Adjusted EBITDA	$12,829	$8,929	$3,900	43.7%

Financial and Business Summary

Consolidated revenue in the three and six months ended June 30, 2020, decreased $23,442 and $18,861, compared to the three and six months ended June 30, 2019, respectively. The decrease in the three months ended June 30, 2020 primarily resulted from lower selling prices in the biofuel segment of $19,473 which was negatively impacted by supply demand imbalance and lower sales volume in the chemical segment of $6,032 from an agrochemical product we no longer make.  The decrease in the six months ended June 30, 2020 primarily resulted from lower prices in the biofuel segment of $27,116 and lower sales volume in the chemical segment of $5,153.  Partially offsetting this decrease in the six-month comparison period was higher sales volumes in the biofuels segment of $10,935 given the favorable market conditions with the reinstatement of the blenders' tax credit ("BTC").

Gross profit in the three months ended June 30, 2020 decreased $2,359 compared to the three months ended June 30, 2019. This decrease was driven by lower prices in the biofuels segment and lower volumes in both the chemicals and biofuels segments resulting from reduced demand from the weakened global fuel market and the impact of the COVID-19 pandemic as well as an agrochemical product we no longer make.  Gross profit was also reduced by the change in the unrealized and realized activity in derivative instruments with a loss of $935 in the three months ended June 30, 2020 and a gain of $443 in the three months ended June 30, 2019.

Gross profit in the six months ended June 30, 2020 increased $10,778 compared to the six months ended June 30, 2019.  This increase primarily resulted from: i) the BTC being in effect for the current period versus not being in effect in the prior six-month period; and ii) the change in the unrealized and realized activity in derivative instruments with a gain of $5,922 in the six months ended June 30, 2020 and a loss of $1,033 in the six months ended June 30, 2019.  Also benefiting gross profit in both the three and six months ended June 30, 2020 and 2019 was the adjustment in the carrying value of our inventory as determined utilizing the LIFO method of inventory accounting.  In the three months ended June 30, 2020 and 2019, this adjustment increased gross profit $1,575 and $287, respectively.  In the six months ended June 30, 2020 and 2019, this adjustment increased gross profit $2,893 and $1,924, respectively.

Net Income

Net income for the three and six months ended June 30, 2020 increased $11,472 and $25,016, respectively, as compared to the same periods in 2019. This increase resulted primarily from biodiesel tax credits and incentives that were in effect in the three and six months ended June 30, 2020 that were not in effect for 2019 (see Note 2 to our consolidated financial statements) and tax benefits in effect in the first half of 2020 not in effect for the same period in 2019. In the three and six months ended June 30, 2020, income was also benefited by other income from the resolution of a prior year contractual matter. Partially offsetting this increase in the six-month period was the unrealized loss on equity securities.

Capital Expenditures

Capital expenditures were $2,759 in the first half of 2020, compared with $4,659 in the same period in 2019. FutureFuel was reimbursed for a portion of these expenditures by certain customers as summarized in the following table.

	Six Months Ended June 30,
	2020	2019
Cash paid for capital expenditures	$2,759	$4,659
Cash received from customers as reimbursement of capital expenditures	$(1,626)	$(3,785)
Cash paid for capital expenditures, net of reimbursements	$1,133	$874

Cash and Cash Equivalents and Marketable Securities

Cash and cash equivalents and marketable securities totaled $249,918 as of June 30, 2020, compared with $316,951 as of December 31, 2019.

About FutureFuel

FutureFuel is a leading manufacturer of diversified chemical products, specialty chemical products, and biofuel products. In its chemicals business, FutureFuel manufactures specialty chemicals for specific customers (“custom chemicals”) as well as multi-customer specialty chemicals (“performance chemicals”). FutureFuel’s custom chemicals product portfolio includes proprietary herbicide and intermediates for major life sciences companies, and chlorinated polyolefin adhesion promoters and antioxidant precursors for a major chemical company. FutureFuel’s performance chemicals product portfolio includes polymer (nylon) modifiers and several small-volume specialty chemicals for diverse applications. FutureFuel’s biofuels segment primarily produces and sells biodiesel to its customers. Please visit www.futurefuelcorporation.com for more information.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements deal with FutureFuel’s current plans, intentions, beliefs, and expectations, and statements of future economic performance. Statements containing such terms as “believe,” “do not believe,” “plan,” “expect,” “intend,” “estimate,” “anticipate,” and other phrases of similar meaning are considered to contain uncertainty and are forward-looking statements. In addition, from time to time FutureFuel or its representatives have made or will make forward-looking statements orally or in writing. Furthermore, such forward-looking statements may be included in various filings that the company makes with United States Securities and Exchange Commission (the “SEC”), in press releases, or in oral statements made by or with the approval of one of FutureFuel’s authorized executive officers.

These forward-looking statements are subject to certain known and unknown risks and uncertainties, including, but not limited to the COVID-19 pandemic and the response thereto, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, those set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in FutureFuel’s Form 10-K Annual Report for the year ended December 31, 2019 and in its future filings made with the SEC. An investor should not place undue reliance on any forward-looking statements contained in this document, which reflect FutureFuel management’s opinions only as of their respective dates. Except as required by law, the company undertakes no obligation to revise or publicly release the results of any revisions to forward-looking statements. The risks and uncertainties described in this document and in current and future filings with the SEC are not the only ones faced by FutureFuel. New factors emerge from time to time, and it is not possible for the company to predict which will arise. There may be additional risks not presently known to the company or that the company currently believes are immaterial to its business. In addition, FutureFuel cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. If any such risks occur, FutureFuel’s business, operating results, liquidity, and financial condition could be materially affected in an adverse manner. An investor should consult any additional disclosures FutureFuel has made or will make in its reports to the SEC on Forms 10-K, 10-Q, and 8-K, and any amendments thereto. All subsequent written and oral forward-looking statements attributable to FutureFuel or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements contained in this document.

Non-GAAP Financial Measures

In this press release, FutureFuel used adjusted EBITDA as a key operating metric to measure both performance and liquidity. Adjusted EBITDA is a non-GAAP financial measure. Adjusted EBITDA is not a substitute for operating income, net income, or cash flow from operating activities (each as determined in accordance with GAAP), as a measure of performance or liquidity. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of results as reported under GAAP. FutureFuel defines adjusted EBITDA as net income before interest, income taxes, depreciation, and amortization expenses, excluding, when applicable, non-cash share-based compensation expense, public offering expenses, acquisition-related transaction costs, purchase accounting adjustments, loss on disposal of property and equipment, gains or losses on derivative instruments, other non-operating income or expense. Information relating to adjusted EBITDA is provided so that investors have the same data that management employs in assessing the overall operation and liquidity of FutureFuel’s business. FutureFuel’s calculation of adjusted EBITDA may be different from similarly titled measures used by other companies; therefore, the results of its calculation are not necessarily comparable to the results of other companies.

Adjusted EBITDA allows FutureFuel’s chief operating decision makers to assess the performance and liquidity of FutureFuel’s business on a consolidated basis to assess the ability of its operating segments to produce operating cash flow to fund working capital needs, to fund capital expenditures, and to pay dividends. In particular, FutureFuel management believes that adjusted EBITDA permits a comparative assessment of FutureFuel’s operating performance and liquidity, relative to a performance and liquidity based on GAAP results, while isolating the effects of depreciation and amortization, which may vary among its operating segments without any correlation to their underlying operating performance, and of non-cash stock-based compensation expense, which is a non-cash expense that varies widely among similar companies, and gains and losses on derivative instruments, whose immediate recognition can cause net income to be volatile from quarter to quarter due to the timing of the valuation change in the derivative instruments relative to the sale of biofuel.

A table included in this earnings release reconciles adjusted EBITDA with net income, the most directly comparable GAAP performance financial measure, and a table reconciles adjusted EBITDA with cash flows from operations, the most directly comparable GAAP liquidity financial measure.

FutureFuel Corp.

Condensed Consolidated Balance Sheets

(Dollars in thousands)

	(Unaudited)
	June 30, 2020	December 31, 2019
Assets
Cash and cash equivalents	$187,823	$243,331
Accounts receivable, inclusive of the blenders' tax credit of $16,307 and $97,295 at June 30, 2020 and December 31, 2019, respectively, and net of allowances for bad debt of $53 and $0 at June 30, 2020 and December 31, 2019, respectively	29,535	114,866
Inventory	42,183	37,573
Marketable securities	62,095	73,620
Other current assets	32,832	11,499
Total current assets	354,468	480,889
Property, plant and equipment, net	95,348	98,597
Other assets	7,030	7,019
Total noncurrent assets	102,378	105,616
Total Assets	$456,846	$586,505
Liabilities and Stockholders’ Equity
Accounts payable, inclusive of the blenders' tax credit rebates due customers of $6,802 and $39,423	$32,978	$62,554
Dividends payable	5,249	10,498
Other current liabilities	10,409	9,711
Total current liabilities	48,636	82,763
Deferred revenue – long-term	22,442	21,291
Other noncurrent liabilities	15,824	15,353
Total noncurrent liabilities	38,266	36,644
Total liabilities	86,902	119,407
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, none issued and outstanding	-	-
Common stock, $0.0001 par value, 75,000,000 shares authorized, 43,743,243, issued and outstanding at June 30, 2020 and December 31, 2019	4	4
Accumulated other comprehensive income	133	296
Additional paid in capital	282,215	282,166
Retained earnings	87,592	184,632
Total Stockholders’ Equity	369,944	467,098
Total Liabilities and Stockholders’ Equity	$456,846	$586,505

FutureFuel Corp.

Condensed Consolidated Statements of Operations and Comprehensive Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue	$47,422	$70,864	$100,504	$119,365
Cost of goods sold and distribution	46,511	67,594	83,194	112,833
Gross profit	911	3,270	17,310	6,532
Selling, general, and administrative expenses	1,282	1,297	2,867	2,642
Research and development expenses	768	788	1,603	1,494
	2,050	2,085	4,470	4,136
(Loss) income from operations	(1,139)	1,185	12,840	2,396
Other income and expense, net	11,409	3,419	3,261	8,665
Income before income taxes	10,270	4,604	16,101	11,061
Income tax (benefit) provision	(4,889)	917	(18,101)	1,875
Net income	$15,159	$3,687	$34,202	$9,186

Earnings per common share
Basic	$0.35	$0.08	$0.78	$0.21
Diluted	$0.35	$0.08	$0.78	$0.21
Weighted average shares outstanding
Basic	43,743,243	43,743,243	43,743,243	43,743,243
Diluted	43,743,740	43,743,243	43,743,491	43,746,109

Comprehensive Income
Net income	$15,159	$3,687	$34,202	$9,186
Other comprehensive (loss) income from unrealized net
(losses) gains on available-for-sale debt securities	190	22	(207)	278
Income tax effect	(40)	(5)	44	(59)
Total other comprehensive (loss) income, net of tax	150	17	(163)	219
Comprehensive income	$15,309	$3,704	$34,039	$9,405

FutureFuel Corp.

Consolidated Statements of Cash Flows

For the Six Months Ended June 30, 2020 and 2019

(Dollars in thousands)

(Unaudited)

	Six Months Ended June 30,
	2020	2019
Cash flows from operating activities
Net income	$34,202	$9,186
Adjustments to reconcile net income to net cash from operating activities:
Depreciation	5,862	5,602
Amortization of deferred financing costs	60	72
Benefit for deferred income taxes	699	(445)
Change in fair value of equity securities	7,405	(4,891)
Change in fair value of derivative instruments	198	(297)
Loss on the sale of investments	1,080	1,138
Stock based compensation	49	-
Loss on disposal of property and equipment	2	11
Noncash interest expense	27	14
Changes in operating assets and liabilities:
Accounts receivable	81,029	(5,347)
Accounts receivable – related parties	4,290	1,814
Inventory	(4,610)	3,180
Income tax receivable	(19,380)	1,336
Prepaid expenses	782	712
Prepaid expenses – related parties	-	12
Other assets	350	539
Accounts payable	(29,702)	958
Accounts payable – related parties	220	(1,248)
Accrued expenses and other current liabilities	2,572	688
Accrued expenses and other current liabilities – related parties	(64)	-
Deferred revenue	(659)	591
Other noncurrent liabilities	(211)	(98)
Net cash provided by operating activities	84,201	13,527
Cash flows from investing activities
Collateralization of derivative instruments	(2,877)	908
Purchase of marketable securities	(2,359)	(14,323)
Proceeds from the sale of marketable securities	5,192	17,682
Proceeds from the sale of property and equipment	50	13
Capital expenditures	(2,759)	(4,659)
Net cash used in investing activities	(2,753)	(379)
Cash flows from financing activities
Loan proceeds	8,180	-
Payment on loan	(8,180)	-
Deferred financing costs	(477)	-
Payment of dividends	(136,479)	(5,249)
Net cash used in financing activities	(136,956)	(5,249)
Net change in cash and cash equivalents	(55,508)	7,899
Cash and cash equivalents at beginning of period	243,331	214,972
Cash and cash equivalents at end of period	$187,823	$222,871

Cash paid for interest	$1	$-
Cash paid for income taxes	$639	$898
Noncash investing and financing activities:
Noncash capital expenditures	$94	$108
Noncash operating leases	$-	$432

FutureFuel Corp.

Reconciliation of Non-GAAP Financial Measure to Financial Measure

(Dollars in thousands)

(Unaudited)

Reconciliation of Net Income to Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019*	2020	2019*
Net income	$15,159	$3,687	$34,202	$9,186
Depreciation	2,858	2,877	5,862	5,602
Non-cash stock-based compensation	-	-	49	-
Interest and dividend income	(1,519)	(2,750)	(3,486)	(5,112)
Non-cash interest expense and amortization of deferred financing costs	31	44	87	87
Losses on disposal of property and equipment	-	8	2	11
(Gain) loss on derivative instruments	935	(443)	(5,922)	1,033
Loss (gain) on marketable securities	(1,573)	(826)	8,486	(3,753)
Other income	(8,350)	-	(8,350)	-
Income tax (benefit) provision	(4,889)	917	(18,101)	1,875
Adjusted EBITDA	$2,652	$3,514	$12,829	$8,929

Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA

	Six Months Ended June 30,
	2020	2019*
Net cash provided by operating activities	$84,201	$13,527
Benefit for deferred income taxes	(699)	445
Interest and dividend income	(3,486)	(5,112)
Income tax (benefit) provision	(18,101)	1,875
(Gain) loss on derivative instruments	(5,922)	1,033
Change in fair value of derivative instruments	(198)	297
Change in operating assets and liabilities, net	(34,617)	(3,137)
Other income	(8,350)	-
Other	1	1
Adjusted EBITDA	$12,829	$8,929

*Prior year amounts have been restated for comparison

FutureFuel Corp.

Condensed Consolidated Segment Income

(Dollars in thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue
Custom chemicals	$18,041	$21,965	$41,801	$45,665
Performance chemicals	4,797	3,894	8,730	7,546
Chemicals revenue	$22,838	$25,859	$50,531	$53,211
Biofuels revenue	24,584	45,005	49,973	66,154
Total Revenue	$47,422	$70,864	$100,504	$119,365

Segment gross profit (loss)
Chemicals	$7,577	$7,181	$15,591	$14,490
Biofuels	(6,666)	(3,911)	1,719	(7,958)
Total gross profit	911	3,270	17,310	6,532

Depreciation is allocated to segment cost of goods sold based on plant usage. The total assets and capital expenditures of FutureFuel have not been allocated to individual segments as large portions of these assets are shared to varying degrees by each segment, causing such an allocation to be of little value.

COMPANY CONTACT

FutureFuel Corp.

Tom McKinlay

(314)854-8352

www.futurefuelcorporation.com